Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-169338 of Williams Partners, L.P. on Form S-8, and Registration Statement Nos. 333-202282 and 333-202284 of Williams Partners, L.P. on Form S-3 of our report dated February 26, 2016, relating to the financial statements of Gulfstream Natural Gas System, L.L.C., appearing in this Annual Report on Form 10-K of Williams Partners, L.P. dated December 31, 2015.

/s/ Deloitte & Touche LLP
Houston, Texas
February 26, 2016